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                                                                    Exhibit 3.16

                            CERTIFICATE OF FORMATION

                                       OF

                        AMERICAN SEAFOODS PROCESSING LLC

     This Certificate of Formation of AMERICAN SEAFOODS PROCESSING LLC (the "Company"), dated the 30th day of November, 2000, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

     1.   The name of the company is "AMERICAN SEAFOODS PROCESSING LLC".

     2. The address of the office of the Company for purposes of Section 18-104(a)(1) of the Act is:

               1209 Orange Street
               Wilmington, Delaware 19801.

     3. The name and business address of the Company's resident agent for service of process for purposes of Section 18-104(a)(2) of the Act is:

               The Corporation Trust Company
               1209 Orange Street
               Wilmington, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date above first written and hereby certifies, under penalties of perjury, that the facts stated above herein are true.

                                        AMERICAN SEAFOODS INTERNATIONAL LLC


                                        By:  /s/ Kristine H.P. Hung
                                           -------------------------------------
                                           Kristine H.P. Hung, Authorized Person